Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-218662), the Registration Statement on Form S-8 (333-225947) and the related prospectuses of Medicine Man Technologies, Inc. of:

•	Our report dated March 4, 2021, relating to the financial statements of Starbuds Commerce City LLC, which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed March 4, 2021; and

•	Our report dated March 4, 2021, relating to the financial statements of Lucky Ticket LLC, which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed March 4, 2021.

/s/ Crowe LLP

Oak Brook, Illinois

March 7, 2022